   As filed with the Securities and Exchange Commission on September 15, 1997


                                           Registration No. 333-_________
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                   ----------

                                    FORM S-8
                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933

                                   ----------

                            PINNACLE BANCSHARES, INC.
                            -------------------------
             (Exact name of registrant as specified in its charter)

                ALABAMA                              72-1370314
     ------------------------------               -----------------
    (State or other jurisdiction of              (I.R.S. Employer
     incorporation or organization)              Identification No.)

                               1811 SECOND AVENUE
                              JASPER, ALABAMA 35501
                      -------------------------------------
                     (Address of Principal Executive Office)

                                  PINNACLE BANK
                      1996 STOCK OPTION AND INCENTIVE PLAN
                      ------------------------------------
                            (Full title of the plan)

                              ROBERT B. NOLEN, JR.
                                    PRESIDENT
                            PINNACLE BANCSHARES, INC.
                               1811 SECOND AVENUE
                              JASPER, ALABAMA 35501
                      -------------------------------------
                     (Name and address of agent for service)

                                 (205) 221-4111
           -----------------------------------------------------------
          (Telephone number, including area code, of agent for service)

                                   COPIES TO:

                          EDWARD B. CROSLAND, JR., ESQ.
                         REINHART, BOERNER, VAN DEUREN,
                            NORRIS & RIESELBACH, P.C.
                          601 PENNSYLVANIA AVENUE, N.W.
                            SUITE 750 NORTH BUILDING
                           WASHINGTON, D.C. 20004-2612

                         CALCULATION OF REGISTRATION FEE

----------------------------------------------------------------------------------------------------------------
                                                      Proposed Maximum        Proposed Maximum       Amount of
       Title of Securities         Amount to be        Offering Price        Aggregate Offering    Registration
        to be registered            registered            Per Share                 Price               Fee
----------------------------------------------------------------------------------------------------------------
          Common Stock,
         $.01 par value              85,000(1)           $________ (2)        $2,003,437.50 (2)       $608.00
----------------------------------------------------------------------------------------------------------------

(1) Maximum number of shares issuable upon exercise of options granted or to be granted under the Pinnacle Bank 1996 Stock Option and Incentive Plan, as such amount may be increased in accordance with Section 12 of said Plan in the event of a merger, consolidation, recapitalization or similar event involving the registrant.
(2) Under Rule 457(h) the registration fee may be calculated based upon the price at which the options may be exercised. 85,000 shares are being registered hereby, of which 32,500 are under option at a weighted average exercise price of $17.625 per share ($572,812.50 in the aggregate). The remainder of the shares, which are not presently subject to option (52,500 shares), are being registered based upon the average of the high and low prices of $27.25 per share of Common Stock on the American Stock Exchange on September 9, 1997 ($1,430,625 in the aggregate). Accordingly, the total amount of the offering being registered herein is $2,003,437.50.

                                     PART I

                           INFORMATION REQUIRED IN THE
                            SECTION 10(A) PROSPECTUS


ITEM 1.  PLAN INFORMATION*

ITEM 2.  REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION*

         *Documents containing the information required by Part I of this Registration Statement will be sent or given to participants in the Pinnacle Bank 1996 Stock Option and Incentive Plan (the "Plan") in accordance with Rule 428(b)(1) of the General Rules and Regulations Under the Securities Act of 1933 (the "1933 Act"). In accordance with the Note to Part I of Form S-8, such documents are not filed with the Securities and Exchange Commission (the "Commission") either as part of this Registration Statement or as prospectuses or prospectus supplements.


                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE

         Pinnacle Bancshares, Inc. (the "Company") is subject to the informational requirements of the Securities Exchange Act of 1934 (the "1934 Act") and, accordingly, files periodic reports and other information with the Commission. Reports, proxy statements and other information concerning the Company filed with the Commission may be inspected and copies may be obtained (at prescribed rates) at the Commission's Public Reference Section, Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549.

         The following documents are incorporated by reference in this Registration Statement:

         (a) The Company's Annual Report on Form 10-KSB for the fiscal year ended December 31, 1996 (File No. 1-12707).

         (b) The Company's Quarterly Report on Form 10-QSB for the quarter ended March 31, 1997.

         (c) The Company's Quarterly Report on Form 10-QSB for the quarter ended June 30, 1997.

         (d) The description of the Company's common stock, par value $0.01 per share (the "Common Stock") contained in the Company's Registration Statement on Form 8-A dated January 29, 1997.

         ALL DOCUMENTS FILED BY THE COMPANY PURSUANT TO SECTIONS 13(A), 13(C), 14 AND 15(D) OF THE 1934 ACT AFTER THE DATE HEREOF AND PRIOR TO THE FILING OF A POST-EFFECTIVE AMENDMENT WHICH INDICATES THAT ALL SHARES OF COMMON STOCK OFFERED HEREBY HAVE BEEN SOLD OR WHICH DEREGISTERS ALL SUCH SHARES THEN REMAINING UNSOLD SHALL BE DEEMED TO BE INCORPORATED BY REFERENCE IN THIS REGISTRATION STATEMENT AND TO BE A PART HEREOF FROM THE DATE OF FILING OF SUCH DOCUMENTS.

ITEM 4.  DESCRIPTIONS OF SECURITIES

         Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL

         Not Applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

         Directors, officers and employees of the Company may be entitled to benefit from the indemnification provisions contained in the Delaware General Corporation Law (the "DGCL") and the Company's Certificate of Incorporation. The general effect of these provisions is summarized below:

Delaware General Corporation Law

         Section 145 of the DGCL permits a Delaware corporation to indemnify any person who was or is a party or is threatened to be made a party to any proceeding of any type (other than an action by or in the right of the corporation), by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, may not, of itself, create a presumption that these standards have not been met.

         A Delaware corporation may also indemnify any person who was or is a party or is threatened to be made a party to any proceeding by or in the right of the corporation by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation. However, no indemnification may be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought determines upon application that such person is fairly and reasonably entitled to be indemnified.

         To the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any proceeding described above, indemnification against expenses (including attorneys' fees) actually and reasonably incurred by him is mandatory.

         Any determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he or she has met the applicable standard of conduct noted above must be made by a majority of the board of directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or if such a quorum is not obtainable, or, even if obtainable and a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or by the stockholders.

         Expenses (including attorneys' fees) incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the corporation.

         The indemnification and advancement of expenses provided by, or granted pursuant to, the other subsections of this section is not exclusive.

         In addition, a corporation shall have power to purchase and maintain insurance against any liability of individuals whom the corporation is required to indemnify.

Certificiate of Incorporation of the Company

         The Company's Certificate of Incorporation provides for indemnification of any individual who is or was a director, officer, employee or agent of the Company in any proceeding in which the individual is made a party as a result of his service in such capacity, if the individual acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the Company and, with respect to any criminal proceeding, he had no reasonable cause to believe his conduct was unlawful, unless such indemnification would be prohibited by law. This provision does not apply to conduct prior to the incorporation of the Company or to conduct not as a director, officer, employee or agent of the Company. In accordance with Delaware law, an individual may not be indemnified (i) in connection with a proceeding by or in the right of the Company in which the individual was adjudged liable to the Company or (ii) in connection with any other proceeding charging improper personal benefit to him in which he was adjudged liable on the basis that personal benefit was improperly received by him, unless a court of competent jurisdiction determines he is fairly and reasonably entitled to indemnification in view of all the relevant circumstances.

         The Company's Certificate of Incorporation also provides that a director shall not be personally liable to the Company or its stockholders for monetary damages for breach of his fiduciary duty as a director, except (i) for breach of the director's duty of loyalty to the Company or its stockholders,
(ii) for acts or omissions that are not in good faith or that involve gross negligence, intentional misconduct or a knowing violation of law, (iii) for certain unlawful distributions, or (iv) for any transaction from which the director derived an improper personal benefit.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED

         Not Applicable.

ITEM 8.  EXHIBITS

         For a list of all exhibits filed or included as part of this Registration Statement, see "Index to Exhibits" at the end of this Registration Statement.

ITEM 9.  UNDERTAKINGS

         1.    The undersigned registrant will:

               (a) file, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

                   (i) include any additional or changed material information on the plan of distribution;

               (b) for the purpose of determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

               (c) file a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned thereunto duly authorized, in the City of Jasper, State of Alabama, on September 12, 1997.

                                    PINNACLE BANCSHARES, INC.


                                    By: /s/ Robert B. Nolen, Jr.
                                        -------------------------------------
                                        Robert B. Nolen, Jr.
                                        President and Chief Executive Officer
                                        (Duly Authorized Representative)

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

         We, the undersigned directors and officers of the Registrant, hereby severally constitute and appoint Robert B. Nolen, Jr. our true and lawful attorney and agent, to do any and all things in our names in the capacities indicated below which said person may deem necessary or advisable to enable the Registrant to comply with the Securities Act of 1933, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with the registration statement on Form S-8 relating to the offering of the Registrant's Common Stock, including specifically, but not limited to, power and authority to sign for us, in our names in the capacities indicated below, the registration statement and any and all amendments (including post-effective amendments) thereto; and we hereby approve, ratify and confirm all that said person shall do or cause to be done by virtue thereof.

Signatures                                  Title                                              Date
----------                                  -----                                              ----
/s/ Robert B. Nolen, Jr.            Director, President and Chief                       September 12, 1997
---------------------------           Executive Officer (Principal Executive
Robert B. Nolen, Jr.                  Officer and Principal Financial Officer)



/s/ Marie T. Guthrie                Controller                                          September 12, 1997
---------------------------
Marie T. Guthrie


/s/ Albert H. Simmons               Chairman of the Board                               September 12, 1997
---------------------------
Albert H. Simmons


/s/ Greg Batchelor                  Director                                            September 12, 1997
---------------------------
Greg Batchelor


/s/ O.H. Brown                      Director                                            September 12, 1997
---------------------------
O.H. Brown


/s/ James W. Cannon                 Director                                            September 12, 1997
---------------------------
James W. Cannon

Signatures                                  Title                                       Date
----------                                  -----                                       ----
/s/ Melvin R. Kacharos              Director                                            September 12, 1997
---------------------------
Melvin R. Kacharos


/s/ Sam W. Murphy                   Director                                            September 12, 1997
---------------------------
Sam W. Murphy


/s/ Max W. Perdue                   Director                                            September 12, 1997
---------------------------
Max W. Perdue


/s/ J.T. Waggoner                   Director                                            September 12, 1997
---------------------------
J.T. Waggoner

                                INDEX TO EXHIBITS

Sequential
Exhibit           Description
----------        -----------
4.1               Pinnacle Bank 1996 Stock Option and Incentive Plan

4.2 Form of Stock Option Agreement to be entered into with Optionees with respect to Incentive Stock Options

4.3 Form of Stock Option Agreement to be entered into with Optionees with respect to Non-Incentive Stock Options

5                 Opinion of Reinhart, Boerner, Van Deuren, Norris & Rieselbach, P.C.,
                  as to the validity of the Common Stock being registered

23.1              Consent of  Reinhart, Boerner, Van Deuren, Norris & Rieselbach, P.C.
                  (appears in its opinion filed as Exhibit 5.1)

23.2              Consent of Independent Public Accountants

24                Power of Attorney of directors and officers of the Company
                  (included in the signature page to this Registration Statement)